PATENT ASSIGNMENT AND TRANSFER AGREEMENT

THIS AGREEMENT is made between ALGAR S.A. EMPREENDIMENTOS E PARTICIPACOES, a corporation duly organized under the laws of the Federal Republic of Brazil, whose address is Avenida Alexandrino Garcia, 2689, Distrito Industrial, Uberlandia, State of Minas Gerais, enrolled before the Ministry of Economy's Corporate Taxpayer's Registry (C.N.P.J.) under n(0) 17.835.026/0001-52, herein represented by its dully authorized representative (hereinafter called "ALGAR"), and XTAL FIBRAS OPTICAS S.A., a corporation duly organized and validly existing under the laws of the Federal Republic of Brazil, having its principal office at Avenida Alexandrino Garcia, 2689, Distrito Industrial, Uberlandia, State of Minas Gerais, Brazil, enrolled with the Ministry of Economy's Corporate Taxpayers' Registry (C.N.P.J.) under n(0) 71.340.707/0001-95 (hereinafter called "XTAL").


                                    RECITALS

WHEREAS, ALGAR has applied for the registration of patent n(0) PI9500990 before the Brazilian Patent and Trademark Office ("INPI - Instituto Nacional da Propriedade Industrial"), proof of application is attached as Exhibit A (hereinafter referred to as "Patent Application");

WHEREAS, ALGAR intends to assign and transfer to XTAL the Patent Application and XTAL wishes to have the Patent Application transferred and assigned to it;

NOW, THEREFORE, the parties have agreed to enter into this Patent Assignment and Transfer Agreement (hereinafter referred to as "Agreement"), which will be governed by the following clauses and conditions which are mutually agreed and accepted:



PURPOSE



1.1 Subject to the terms and conditions set forth in this Agreement, ALGAR hereby, irrevocably, assigns and transfers to XTAL the Patent Application described under Exhibit A, in accordance with applicable law and regulations and especially with the applicable provisions of Law No. 9279 of May 14, 1996.

1.2 XTAL is, as of this date, authorized to request the approval of the INPI in connection with the assignment and transfer of the rights to the Patent Application, as set forth herein. All the expenses related to the assignment and transfer of the Patent Application shall be of XTAL's responsibility.


2.    RESPONSABILITIES OF ALGAR

2.1 ALGAR hereby agrees to file any action that may be necessary at any time to secure the Patent Application and recognizes its responsibility for the Patent Application until the effective transfer of the Patent Application to XTAL.

2.2 ALGAR hereby represents and warrants to XTAL that it has required the examination of the Patent Application in the 36 (thirty-six) months period determined by Brazilian Law n(0) 9.279 of May 14, 1996.

2.3 ALGAR hereby represents and warrants that it is the sole owner of the entire right, title, and interest in and to the Patent Application in Brazil (the "Territory") and that the assignment and transfer of the Patent Application is duly authorized by ALGAR's By-Laws, and such assignment and transfer shall not violate any agreements, contracts, arrangements, administrative or judicial decisions to which ALGAR is a party and there are no rights granted to third parties by ALGAR for the acquisition of such Patent Application or any licensees with effective license agreements, whether or not providing rights of renewal, provided that the obligations of ALGAR herein are valid, legal, binding and enforceable against ALGAR on the terms agreed upon herein.

2.4 ALGAR hereby represents and warrants that the Patent Application does not knowingly infringe any third party intellectual property rights in the Territory and that no entity in the Territory has right to restrict the sale of the Product.

2.5 ALGAR hereby represents and warrants that it has not applied and will not apply for registration of the Patent Application in any other country apart from Brazil.


3.    RESPONSABILITIES OF XTAL

3.1 XTAL hereby represents and warrants that the acquisition of the Patent Application was duly authorized by its Articles of Association and that such assignment and transfer shall not violate any agreements, contracts, arrangements, administrative or judicial decisions to which XTAL is a party and that the obligations of XTAL hereunder are valid, legal, binding and enforceable in accordance with the terms agreed upon herein.


4.    COMPENSATION

4.1 The present assignment is royalty free and no payments of any kind are due in accordance with this Agreement.


5.    CONFIDENTIALITY

5.1 The parties hereto undertake to maintain the secrecy and confidentiality of all information provided and/or received from the other party hereto delivered under, or known pursuant to this Agreement. Neither ALGAR nor XTAL shall publish, in whole or in part, any information related to this Agreement without the prior written consent of the other party, except as required by applicable law, in which case the disclosing party shall send a prior notice to the other party in this regard.


6.    NO THIRD PARTY BENEFICIARIES

6.1. Nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the parties hereto, their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.


7.    GENERAL PROVISIONS

7.1. This Agreement constitutes the entire and only agreement between the parties for the Patent Application and all other prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

7.2. All notices and other communications under this Agreement shall be in writing and may be given by delivering the same by hand at, or by sending the same by an overnight courier that maintains verification of delivery, or by facsimile, with confirmed answer back, to the relevant address set out below or such other address as either Party may notify to the other from time to time. Any such notice given as set forth above shall be deemed to have been given or received at the time of delivery (if delivered by hand) and upon verified receipt (if sent by post, facsimile or overnight courier).

      If to ALGAR:

      Algar S.A. - Empreendimentos e Participacoes

      Attn.:        Nelson Cascelli
      Address:      Avenida Alexandrino Garcia, 2689
                    Distrito Industrial
                    Uberlandia - MG
                    Brazil
      Facsimile No. (34) 212-0862


      If to XTAL:

      Xtal Fibras Opticas S.A.

      Attn.:        Antonio Carlos Campos
      Address:      Avenida Alexandrino Garcia, 2689
                    Distrito Industrial
                    Uberlandia - MG
                    Brazil
      Facsimile No. (019) 289-5211

      or such other address as may be given from time to time under the terms of this notice provision.

7.3 This agreement shall be construed in accordance with the laws of the Federate Republic of Brazil. The courts of the City of Sao Paulo, State of Sao Paulo, to the personal jurisdiction of which each party hereto voluntarily submits, shall have exclusive jurisdiction over any dispute arising out of the construction, interpretation or enforcement of this Agreement.

7.4 Failure of the parties to enforce a right under this Agreement shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

7.5 If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement.

7.6 It is the intention of the parties to carry out the provisions of this Agreement in accordance with principles of good faith and fair dealing and to respect and observe the spirit as well as the letter of this Agreement. The parties shall exercise their best efforts to settle between themselves in amicable way any dispute which may arise out of or in connection with this Agreement.

7.7 The parties acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. This Agreement may be amended only by a subsequent writing that specifically refers to this Agreement and that is signed by both parties, and no other act, document, usage, or custom shall be deemed to amend this Agreement.

7.8 This Agreement shall be binding on or inure to the benefit of the respective successors and permitted assigns of the parties.

7.9 Each of the respective persons executing this Agreement hereby covenants and warrants that such person has full legal power, right and authority to bind the entity on whose behalf such person is signing to each and every term and provision herein.

7.10 The following Schedules are part of this Agreement: Exhibit A: Patent Application


IN WITNESS WHEREOF, ALGAR and XTAL have caused this Agreement to be executed in quadruplicate.


ALGAR S.A. - EMPREENDIMENTOS E PARTICIPACOES



                  ---------------------------------------------
                  By: Nelson Cascelli Reis
                  Title: Attorney-in-fact



                  ---------------------------------------------
                  By: Jose Mauro Leal Costa
                  Title: Chief Executive Officer



XTAL FIBRAS OPTICAS S.A.



---------------------------------
By: Jose Mauro Leal Costa
Title: President Director



---------------------------------
By: Antonio Carlos Campos
Title: Managing Director


WITNESS



1. ___________________________________
   Name: Giseli Aparecida Perez Araujo
   RG: 16.978.964
   CPF: 074.393.068-13



2. ___________________________________
   Name: Eliane Barbosa Mari
   RG: 8.690.203
   CPF: 762.429.948-87

                                    EXHIBIT A
                                    ---------

                               PATENT APPLICATION
                               ------------------



o     PI9500990